Exhibit 99.2

Summary consolidated financial data of NNC

The following table sets forth summary selected historical consolidated financial data for Nortel Networks Corporation, or NNC, as of March 31, 2008 and December 31, 2007, for the three-month periods ended March 31, 2008 and 2007 and for the three years ended December 31, 2007, 2006 and 2005. This data has been derived from, and should be read in conjunction with, NNC’s audited consolidated financial statements and unaudited condensed consolidated interim financial statements, respectively, and the accompanying related notes. Some data has been presented for the twelve months ended March 31, 2008, which has been calculated by adding NNC’s audited consolidated financial data for the year ended December 31, 2007 and NNC’s unaudited condensed consolidated financial data for the three months ended March 31, 2008 and subtracting NNC’s unaudited condensed consolidated financial data for the three months ended March 31, 2007. Amounts presented for the twelve months ended March 31, 2008 are not necessarily indicative of financial results for the full year 2008.

Statement of operations data

	Year ended December 31,			Three months ended March 31,
(millions of U.S. dollars)	2005	2006	2007	2007	2008

Revenues(1)	$10,509	$11,418	$10,948	$2,483	$2,758
Gross profit	4,278	4,439	4,614	1,002	1,146
Selling, general and administrative expense	2,429	2,503	2,490	604	597
Research and development expense	1,874	1,939	1,723	409	420
Special charges	169	105	210	80	88
Loss (gain) on sales of business and assets(2)	47	(206)	(31)	(1)	(2)
Shareholder litigation settlement expense (recovery)	2,474	(219)	(54)	(54)	—
Operating earnings (loss)	(2,709)	282	226	(38)	18
Other income—net	272	199	425	(66)	(37)
Income tax benefit (expense)(3)	81	(60)	(1,114)	13	36
Net earnings (loss) from continuing operations	(2,611)	19	(957)	(103)	(138)
Net earnings (loss) from discontinued operations—net of tax	1	—	—	—	—
Cumulative effect of accounting change—net of tax	—	9	—	—	—

Net earnings (loss)	$(2,610)	$28	$(957)	$(103)	$(138)

Balance sheet data

	As of December 31,	As of March 31,
(millions of U.S. dollars)	2007	2008

Total assets	$17,068	$16,253
Unrestricted cash and cash equivalents	3,532	3,223
Restricted cash and cash equivalents	76	58
Total debt[4]	4,546	4,570
Total shareholders’ equity	2,758	2,586

Other financial data and credit statistics

	Year ended			Twelve months ended
	December 31,			March 31,
(millions of U.S. dollars, except ratios)	2005	2006	2007	2008

Net cash from (used in) operating activities[5]	$(179)	$237	$(403)	$(102)
Net cash from (used in) investing activities	(426)	(273)	408	(136)
Net cash from (used in) financing activities	(60)	483	(69)	(1,201)
Net increase (decrease) in cash and cash equivalents	(734)	541	40	(1,332)
Capital expenditures	258	316	235	230
Cash interest paid	203	241	383	358
Adjusted EBITDA[6]	852	712	1,035	1,074
Consolidated Fixed Charges[7]	263	371	365	327
Consolidated Fixed Charge Coverage Ratio[8]	3.24	1.92	2.83	3.29
Ratio of net debt to Adjusted EBITDA[9]	1.11	1.35	0.98	1.25

(1)	On December 31, 2006, we completed the sale of substantially all our assets and liabilities related to our Universal Mobile Telecommunications System, or UMTS, access products and services.

(2)	Represents net gains or losses classified in NNC’s consolidated statement of operations as gains or losses on the sale of businesses and assets and includes related costs. Consists primarily of: for 2007, a gain of $31 million primarily due to the recognition of previously deferred gains of $21 million related to the divestiture of our manufacturing operations to Flextronics Telecom Systems Ltd., or Flextronics, $10 million related to the divestiture of the UMTS access business and $12 million related to the sale of a portion of our LG-Nortel wireline business, partially offset by a loss of $8 million related to the disposals and write-offs of certain long-lived assets; for 2006, a gain of $206 million, primarily due to gains of $166 million on the sale of certain assets and liabilities related to our UMTS access business, $40 million related to the sale of real estate assets in Canada and Europe, Middle East, and Africa, and $23 million on the sale of certain assets related to our blade server business, partially offset by write-offs of certain long-lived assets of $13 million and charges related to the divestiture of our manufacturing operations to Flextronics of $7 million; for 2005, a loss of $47 million primarily due to charges related to the divestiture of our manufacturing operations to Flextronics. We did not have any material asset or business dispositions during the three months ended March 31, 2008 and 2007.

(3)	For 2007, income tax expense of $1,114 million was primarily due to a $1,036 million net increase in valuation allowance recorded against our gross deferred tax assets. See “Application of Critical Accounting Policies and Estimates—Income Taxes” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A, section of NNC’s annual report on Form 10-K for the year ended December 31, 2007, or the 2007 Annual Report, and note 7 to the audited consolidated financial statements included in the 2007 Annual Report.

(4)	Total debt includes long-term debt, long-term debt due within one year and notes payable.

(5)	For 2007, net cash used in operating activities of $403 million was primarily due to a reduction in liabilities associated with the global class action settlement, including the release of $585 million of restricted cash in the first quarter of 2007.

(6)	We have presented Adjusted EBITDA because it is a financial measure that is used as a factor in testing whether NNC and its subsidiaries may incur additional funded debt under the terms of the senior notes due 2011, 2013 and 2016, or the Notes, issued by Nortel Networks Limited, or NNL, and fully and unconditionally guaranteed by NNC and initially by Nortel Networks Inc., and the related indenture. Adjusted EBITDA is derived from EBITDA, which is defined as net earnings (loss) from continuing operations before interest expense (excluding interest income), income tax expense (benefit), depreciation and amortization and cash dividends paid by NNL on outstanding preferred shares (excluding taxes paid in respect of such dividends).

Adjusted EBITDA and EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA, which are non-GAAP financial measures, have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of NNC’s consolidated results as reported under U.S. GAAP. For example, Adjusted EBITDA:

•	does not reflect NNC’s consolidated cash expenditures, or future requirements for capital expenditures, or contractual commitments including pension and other post-retirement obligations;

•	does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on NNC’s consolidated indebtedness and other obligations;

•	does not reflect tax payments that represent a reduction in cash available to NNC and its subsidiaries;

•	does not reflect expenses resulting from payments or distributions in connection with certain shareholder litigation or regulatory or law enforcement investigations;

•	does not necessarily reflect changes in, or cash requirements for, NNC’s consolidated working capital needs including the timing of the receipt of cash from our customers for the sales of our solutions or the timing of our payments of costs relating to these sales; and

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

Because of these limitations, we rely primarily on our results under U.S. GAAP. Adjusted EBITDA and EBITDA differ in important respects from Operating Margin discussed in the MD&A section of NNC’s quarterly report on Form 10-Q for the quarter ended March 31, 2008, or the 2008 First Quarter Report. Adjusted EBITDA and EBITDA should not be viewed as substitute measures of our cash flow or reliable predictors of our cash flow or our ability to generate earnings or cash to service our indebtedness.

The following table reconciles Adjusted EBITDA for NNC on a consolidated basis to EBITDA and to the most directly comparable U.S. GAAP measure, net earnings (loss) from continuing operations. We have presented a reconciliation to EBITDA because it is a measure that is commonly used by investors in evaluating high yield debt instruments and Adjusted EBITDA is derived from EBITDA.

	Year ended			Twelve months
	December 31,			ended March 31,
(millions of U.S. dollars)	2005	2006	2007	2008

Net earnings (loss) from continuing operations	$(2,611)	$19	$(957)	$(992)
Interest expense(a)	219	318	375	365
Income tax expense (benefit)	(81)	60	1,114	1,137
Depreciation and amortization	302	290	328	331
Dividends on preferred shares(b)	26	38	42	43

EBITDA	$(2,145)	$725	$902	$884

Net (income) loss of equity investments except cash distributions(c)	(3)	3	(2)	(3)
Restructuring charges(d)	169	105	210	218
(Gain) loss on sale of businesses and assets(e)	47	(206)	(31)	(32)
Loss on BSNL contract(f)	148	13	24	20
Customer financing receivable restructuring gains(g)	(10)	—	—	—
Non-cash compensation expense(h)	89	103	105	101
Restatement costs(i)	102	48	11	7
Finance transformation costs(j)	40	51	42	32
Shareholder litigation settlement expense (recovery)(k)	2,474	(219)	(54)	—
Regulatory investigation expense(l)	—	—	35	35
Foreign exchange gains	(59)	12	(176)	(157)
Adjustments for changes in indebtedness(m)	—	—	(30)	(30)
Adjustments for asset sale(n)	—	77	—	—

Adjusted EBITDA	$852	$712	$1,035	$1,074

(a)	Excludes interest expense incurred related to the cash held in escrow pursuant to the global class action settlement, which was paid over to the plaintiffs. Does not give effect to interest income.

(b)	Represents cash dividends paid by NNL on outstanding preferred shares (excluding taxes paid in respect of such dividends which are included in income tax expense (benefit) above), which are reflected in NNC’s consolidated financial statements as minority interests . These dividends, including taxes paid in respect of the dividends, are included in the calculation of Consolidated Fixed Charges described below in footnote 7.

(c)	Represents the net income or loss of joint ventures in which NNC or a subsidiary of NNC is a party and the net income or loss of entities that are not subsidiaries of NNC, in each case except to the extent of cash dividends or distributions paid to NNC or to a subsidiary of NNC by such joint venture or other entity.

(d)	Represents charges (including amounts to be settled in cash) related to our restructuring plans. For more information, see the MD&A sections of our 2007 Annual Report and our 2008 First Quarter Report. We may incur restructuring charges of this nature in the future as our business and the telecommunications industry continue to evolve.

(e)	Represents net after-tax gains or losses classified in NNC’s consolidated statement of operations as gains or losses on the sale of businesses and assets. See footnote 2 for more information.

(f)	Represents losses, charges and costs attributed to certain contracts with Bharat Sanchar Nigam Limited, or BSNL. The definition of Adjusted EBITDA in the indenture governing the senior notes due 2011, 2013 and 2016 excludes these losses, charges and costs attributed to BSNL contracts existing on July 5, 2006, but not (x) any expansion option, extension, renewal or replacement of those contracts or (y) any new contracts with BSNL.

(g)	Represents a gain of $10 million in the first quarter of 2005 resulting from the restructuring of certain customer financing arrangements. The definition of Adjusted EBITDA in the indenture governing the senior notes due 2011, 2013 and 2016 excludes this gain, but not any similar gains or losses after March 31, 2006.

(h)	Represents non-cash compensation expense related to share-based compensation plans included as applicable in cost of revenues, selling, general and administrative expense and research and development expense.

(i)	Represents costs attributable to our restatements effected in 2003 through 2007 and any related internal control remedial measures.

(j)	Represents costs attributable to our ongoing finance transformation project, which includes, among other things, the implementation of a new information technology platform (SAP) to provide an integrated global financial system.

(k)	Represents charges and recoveries as a result of our global class action settlement. We adjusted the equity component based on the fair value of the NNC common shares issuable until the finalization of the settlement in March 2007. We may incur additional costs in the future in connection with the settlement of, or satisfaction of any judgment resulting from, any shareholder litigation or law enforcement investigation.

(l)	Represents costs attributable to our May 2007 settlement agreement with the staff of the Ontario Securities Commission and charges taken in the second quarter of 2007 as a result of our discussions with the enforcement staff of the U.S. Securities and Exchange Commission, or SEC, for purposes of resolving the investigation into prior accounting practices that led to certain restatements of our and NNL’s financial results. In October 2007, NNC and NNL reached a settlement on all issues with the SEC in connection with this investigation. See the MD&A section of the 2007 Annual Report for more information.

(m)	Adjusted EBITDA as used in the Consolidated Fixed Charge Coverage Ratio is calculated after giving pro forma effect to the incurrence or repayment of certain indebtedness as if such incurrence or repayment had occurred on the first day of the applicable period. Consists primarily of: for 2006, the $1,300 million credit facility entered into in February 2006 and the use of the net proceeds to repay $1,275 aggregate principal amount of NNL’s 6.125% Notes that matured in February 2006, the repayment of $150 million of aggregate principal amount of the 7.40% Notes that matured in June 2006, the issuance in July 2006 of the 2011 Senior Notes, the 2013 Senior Notes and the Initial Notes and the use of the net proceeds to prepay the $1,300 million credit facility; for 2007, the issuance in March 2007 of NNC’s 1.75% convertible senior notes due 2012, or the 2012 Convertible Notes, and NNC’s 2.125% convertible senior notes due 2014, or the 2014 Convertible Notes; and for 2007 and the twelve months ended March 31, 2008, the redemption in September 2007 at par of $1,125 million principal amount of the 2008 Convertible Notes.

(n)	Adjusted EBITDA as used in the Consolidated Fixed Charge Coverage Ratio is calculated after giving pro forma effect to certain asset sales and asset acquisitions by adjusting for our good faith estimate of the Adjusted EBITDA (including pro forma expense and cost reductions) attributable to the asset sold or acquired. Consists of an adjustment for the sale of substantially all of the assets and liabilities related to our UMTS access business in 2006.

(7)	We have presented Consolidated Fixed Charges because it is a financial measure that is used as a factor in testing whether NNC and its subsidiaries may incur additional funded debt under the terms of the Notes and the related indenture.

Consolidated Fixed Charges, as presented, may not be comparable to similarly titled measures of other companies. Consolidated Fixed Charges is a non-GAAP financial measure, and you should not consider it in isolation or as a substitute for analysis of NNC’s consolidated results as reported under U.S. GAAP. Consolidated Fixed Charges also differs in important respects from fixed charges as calculated for purposes of the ratio of earnings to fixed charges under SEC rules.

The following table sets out the composition of Consolidated Fixed Charges:

	Year ended			Twelve months ended
	December 31,			March 31,
(millions of U.S. dollars)	2005	2006	2007	2008

Interest expense(a)	$219	$318	$375	$365
Dividends on preferred shares(b)	26	38	48	49
Adjustments for fluctuations in interest expense and preferred share dividend payments(c)	18	(1)	(24)	(60)
Adjustments for changes in indebtedness(d)	—	16	(34)	(27)

Consolidated Fixed Charges	$263	$371	$365	$327

(a)	Excludes interest expense incurred related to the cash held in escrow related to the Global Class Action Settlement, which was paid over to the plaintiffs. Does not give effect to interest income.

(b)	Represents cash dividends paid by NNL on outstanding preferred shares (including taxes paid in respect of the dividends). These dividends (excluding taxes paid in respect of the dividends) are reflected in NNC’s consolidated financial statements as minority interests.

(c)	For purposes of the calculation of Consolidated Fixed Charges as used in the Consolidated Fixed Charge Coverage Ratio, payments on outstanding funded debt (which includes NNL’s preferred shares) that are determined on a fluctuating basis are deemed to have accrued throughout the applicable period at a fixed rate per annum equal to the applicable interest rate in effect on the applicable testing date for the incurrence of funded debt. Consists primarily of adjustments for: interest payments on NNL’s floating rate senior notes due 2011, or the 2011 Senior Notes, payments on the fixed-to-floating interest rate swaps with respect to NNL’s 6.125% Notes that matured in February 2006, Nortel Networks Capital Corporation’s 7.40% Notes that matured in June 2006, NNL’s 10.125% senior notes due 2013, or the 2013 Senior Notes and floating cumulative dividend payments on NNL’s preferred shares (which are based on Canadian prime rates). For purposes of calculating the applicable interest rate for each period, we have used as the applicable testing date the filing date of NNC’s annual report on Form 10-K or quarterly report on Form 10-Q. The interest rate on the 2011 Notes most recently reset on April 15, 2008 using the three-month LIBOR rate on that date of 2.71%.

(d)	Consolidated Fixed Charges as used in the Consolidated Fixed Charge Coverage Ratio is calculated after giving pro forma effect to the incurrence or repayment of certain indebtedness as if such incurrence or repayment had occurred on the first day of the applicable period. Consists primarily of: for 2006, the $1,300 million credit facility entered into in February 2006 and the use of the net proceeds to repay $1,275 aggregate principal amount of NNL’s

6.125% Notes that matured in February 2006, the repayment of $150 million of aggregate principal amount of the 7.40% Notes that matured in June 2006, the issuance in July 2006 of the 2011 Senior Notes, the 2013 Senior Notes and the Initial Notes and the use of the net proceeds to prepay the $1,300 million credit facility; for 2007, the issuance in March 2007 of the 2012 Convertible Notes and the 2014 Convertible Notes; and for 2007 and the twelve months ended March 31, 2008, the redemption in September 2007 at par of $1,125 million principal amount of the 2008 Convertible Notes.

(8)	Represents the ratio of Adjusted EBITDA to Consolidated Fixed Charges. See footnote 6 for a description of Adjusted EBITDA and footnote 7 for a description of Consolidated Fixed Charges.

(9)	We have presented the ratio of net debt to Adjusted EBITDA, because we believe it provides information that is useful to understand our past financial performance and prospects for the future and because it is a measure that is commonly used by investors in evaluating high yield debt instruments. Net debt is defined as total debt less unrestricted cash and cash equivalents and, as presented, may not be comparable to similarly titled measures of other companies. Net debt as of December 31, 2007 and March 31, 2008 comprises total debt of $4,546 million and $4,570 million, respectively, less unrestricted cash and cash equivalents of $3,532 million and $3,223 million, respectively. See footnote 4 for a description of total debt and footnote 6 for a description of Adjusted EBITDA.